UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2013, Ocwen Loan Servicing, LLC (“OLS”), a wholly-owned subsidiary of Ocwen Mortgage Servicing, Inc., and an indirect wholly-owned subsidiary of Ocwen Financial Corporation (“Ocwen”), completed a sale to HLSS Holdings, LLC (“HLSS Holdings”) and Home Loan Servicing Solutions, Ltd. (together with HLSS Holdings, “HLSS”) of rights to receive servicing fees (“Rights to MSRs”) and related servicing advances for a servicing portfolio of subprime and Alt-A residential mortgage loans (the “Transaction”).

The Transaction resulted in the sale of Rights to MSRs with approximately $83.6 billion in unpaid principal balance of mortgage loans (“UPB”) as of June 30, 2013. The purchase price for the Transaction was approximately $2.670 billion, including $2.429 billion for servicing advances and $241 million for the associated Rights to MSRs. Within 90 days of the closing, the purchase price may be adjusted to reflect any adjustments in the calculation of the UPB of the underlying mortgage loans or servicing advance balances acquired in the Transaction.

The mortgage servicing assets were sold to HLSS pursuant to a Sale Supplement to the Master Servicing Rights Purchase Agreement previously entered into by OLS and HLSS Holdings. In addition to the sale of OLS’ right, title and interest to the Rights to MSRs and the associated servicing advances, HLSS Holdings also committed to purchase servicing advances that arise under the related pooling and servicing agreements after the closing date. In return, OLS continues to subservice the related mortgage loans, receives a monthly base fee equal to 12% of the servicing fees collected in any given month and retains any ancillary income payable to the servicer (excluding investment income earned on any custodial accounts) pursuant to the related pooling and servicing agreements. OLS also earns a monthly performance based incentive fee based on the servicing fees collected. If the targeted advance ratio in any month exceeds the predetermined level for that month set forth in the Sale Supplement and the Subservicing Supplement for the Transaction, any performance based incentive fee payable for such month will be reduced by an amount equal to 3.00% per annum of the amount of any such excess servicing advances. The Subservicing Supplement for the Transaction is governed by the Master Subservicing Agreement previously entered into by OLS and HLSS Holdings.

These descriptions of the Sale Supplement and the Subservicing Supplement are not complete and are qualified in their entirety by reference to those supplements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Sale Supplement, dated July 1, 2013, between Ocwen Loan Servicing, LLC, HLSS Holdings, LLC and Home Loan Servicing Solutions, Ltd.

10.2	Subservicing Supplement, dated July 1, 2013, between Ocwen Loan Servicing, LLC and HLSS Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)

Date: July 5, 2013